UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.            )

Filed by the Registrant [X]
Filed by a party other than the Registrant [ ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material under §240.14a-12

Citigroup Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
[X]	No fee required
[ ]	Fee paid previously with preliminary materials
[ ]	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Commencing on April 12, 2022, Citi sent the following communication to certain stockholders:

**** IMPORTANT REMINDER ****

Dear Citigroup Inc. Stockholder:

By now, you should have received your proxy materials for the 2022 Annual Meeting of Stockholders of Citigroup Inc., which is scheduled to be held virtually, via live webcast, on April 26, 2022. You are receiving this reminder letter because your votes were not yet processed at the time that this letter was mailed. If you have already voted, we would like to thank you for your vote.

Your vote is extremely important. PLEASE CAST YOUR VOTE TODAY. The fastest and easiest way to vote is by telephone or over the Internet. Instructions on how to vote your shares over the telephone or Internet are enclosed with this letter.

WE URGE YOU TO EXERCISE YOUR RIGHT TO VOTE TODAY.

Your Board recommends that you vote “FOR” proposals 1 through 4 and “AGAINST” proposals 5 through 9. Even if you plan on attending the virtual meeting, we urge you to vote your shares now, so they can be tabulated prior to the meeting.

****PLEASE VOTE TODAY****

If you have questions or need help voting your shares, please call our proxy solicitation firm, Morrow Sodali LLC, at 1-800-607-0088.

Thank you for your investment in Citigroup Inc. and for taking the time to vote your shares.